Exhibit 23.2

                           CONSENT OF INDEPENDENT AUDITORS


                    We consent to the incorporation by reference in this Registration Statement of Advanced Mammography Systems, Inc. (the "Company") on Form S-3 of our report dated November 22, 1996 on the financial statements of the Company as at September 30, 1996 and September 30, 1995 and for the year ended September 30, 1996, the nine months ended September 30, 1995, the year ended September 30, 1994 and for the period from July 2, 1992 (inception) to September 30, 1996 appearing in the Company's annual report on Form 10-K, as amended, for its fiscal year ended September 30, 1996. Our report includes an explanatory paragraph relating to the Company's ability to continue as a going concern. We also consent to the reference to out firm under the caption "Experts" included in the Registration Statement.


                                       /s/ Richard A. Eisner & Company, LLP

                                           Richard A. Eisner & Company, LLP


          Cambridge, Massachusetts
          October 15, 1997